UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 15, 2006

Matritech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2006, the Board of Directors of the Registrant approved amendments, effective immediately, to the 2006 Equity and Incentive Plan and to the 2002 Stock Option and Incentive Plan (collectively, the “Plans”). Both amendments were designed to ensure that the Registrant would be required to adjust outstanding stock options and equity awards in the event of a stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar transaction affecting the common stock of the Registrant. Although the Registrant is not currently contemplating any transaction which would result in an adjustment under the Plans, it adopted amendments at this time in order to avoid any potential requirement under Financial Accounting Standard No. 123R to remeasure the value of outstanding awards in the future due to a stock split, recapitalization, merger or similar transaction.

A copy of the 2006 Equity and Incentive Plan, as amended, is attached hereto as Exhibit 10.1. A copy of the 2002 Stock Option and Incentive Plan, as amended, is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description
10.1	2006 Equity and Incentive Plan, as amended.
10.2	2002 Stock Option and Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: September 19, 2006	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2006 Equity and Incentive Plan, as amended.
10.2	2002 Stock Option and Incentive Plan, as amended.